Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sanofi-Aventis (formerly known as Sanofi-Synthelabo), dated December 23, 2004, of our report dated March 22, 2004, relating to the consolidated financial statements of Sanofi-Aventis, which appears in its Annual Report on Form 20-F for the year ended December 31, 2003.

PricewaterhouseCoopers Audit

/s/ Jacques Denizeau                                 /s/ Jean-Christophe Georghiou

Represented by Jacques Denizeau and Jean-Christophe Georghiou

Paris, France
December 23, 2004